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                                                     Exhibit 4.19

      FIRST AMENDMENT TO THE RECEIVABLES TRANSFER AGREEMENT

     THIS  FIRST  AMENDMENT (this "Amendment") to the Receivables

Transfer Agreement (the "Agreement") dated as of August 1,  1998,

by  and  between  Specialty Retailers, Inc., a Texas  corporation

(the  "Purchaser" or "SRI") and Granite National  Bank,  N.A.,  a

national  banking  association (the "Bank") is made  and  entered into as of November 9, 1999 by and between the Purchaser and  the

Bank.

     WHEREAS, Specialty Retailers, Inc. desires to refinance  the

SRI Receivables Master Trust;

     WHEREAS,  Specialty  Retailers, Inc. (as  "Servicer"),   SRI

Receivables  Purchase  Co.,  Inc. (as "Transferor")  and  Bankers

Trust  (Delaware)  (as "Trustee") have amended and  restated  the

Pooling and Servicing Agreement and have executed the Series 1999-

1  Supplement to such Pooling and Servicing Agreement as  of  the date hereof;

     WHEREAS, the Purchaser and the Bank desire to bring  certain

provisions   of  the  Agreement  into  conformity  with   certain

provisions  of the Pooling and Servicing Agreement, by  modifying and  amending certain terms of the Agreement pursuant to  Section

8.01  thereof and in accordance with Section 13.1 of the  Pooling and Servicing Agreement in the manner more particularly described herein below;

     NOW,  THEREFORE,  for good and valuable  consideration,  the receipt and sufficiency of which are hereby acknowledged:

     The Purchaser and the Bank hereby agree as follows:

     1.    Defined Terms.  Capitalized terms used herein but  not

otherwise  defined  shall  have the meanings  set  forth  in  the

Agreement, as amended by this Amendment.

     2.    Receivable.   The  definition of Receivable  shall  be

amended and restated to read as follows:

          "Receivable"  means  any  account,  chattel  paper   or

     general  intangible  representing  the  indebtedness  of  an

     Obligor  under  a  Charge Account Agreement  arising  in  an

     Account from a sale of merchandise, insurance or services or from  a  cash advance, and includes the right to payment  of any  interest  or finance charges and other  obligations  of

     such   Obligor   with  respect  thereto.   Each   Receivable

     includes,  without limitation, all rights of the Bank  under the applicable Charge Account Agreement.

     3.     Effectiveness  of  Amendments.   The  parties  hereto

expressly acknowledge that the effectiveness of this Amendment is conditioned  upon the receipt of written confirmation  from  each

Rating  Agency  to  the effect that the original  rating  of  any

Series  or  any  class  of  any Series will  not  be  reduced  or withdrawn  as  a result of this Amendment.  Upon receipt  by  the

Trustee  of  such written confirmation, this Amendment  shall  be deemed  effective  on the date hereof.  Except as  expressly  set forth  above, all terms of the Agreement shall be and  remain  in full  force and effect and shall constitute the legal, valid  and

binding  and enforceable obligations of the parties thereto.   To

the  extent  any  terms  and conditions in  the  Agreement  shall contradict  or  be  in  conflict  with  any  provisions  of  this

Amendment, the provisions of this Amendment shall govern.

     4.    Governing Law.  THIS AMENDMENT AND THE AGREEMENT SHALL

BE  GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

STATE  OF  NEW  YORK, WITHOUT REFERENCE TO ITS  CONFLICT  OF  LAW

PROVISIONS,  AND  THE  OBLIGATIONS, RIGHTS AND  REMEDIES  OF  THE

PARTIES   HEREUNDER  AND  THEREUNDER  SHALL  BE   DETERMINED   IN

ACCORDANCE WITH SUCH LAWS.

     5.    Counterparts.   This  Amendment  may  be  executed  in

separate counterparts each of which shall be an original and  all of  which  taken  together  shall constitute  one  and  the  same agreement.

     IN  WITNESS WHEREOF,  the parties thereto have executed this

First Amendment as of November 9, 1999.

                              SPECIALTY     RETAILERS,      INC.,
Purchaser


                              By:  /s/ Charles M. Sledge_______
                              Its: SVP



                              GRANITE  NATIONAL BANK,  N.A.,  The Bank

                              By:  /s/ James A. Marcum________
                              Its: Vice Chairman, CFO